UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

ENERTOPIA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#18 1873 Spall Road
 Kelowna, British Columbia, Canada V1Y4R2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (250) 870-2219

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENRT	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On February 23, 2022, Enertopia Corp. ("we", "us", "our, the "Company") entered into a purchase and sale Agreement (the "Agreement") with Cypress Development Corp., a British Columbia, Canada corporation ("Cypress Development") and Cypress Holdings (Nevada) Ltd., a Nevada limited liability company ("Cypress Holdings") whereby Cypress Development will pay the Company US$1,100,000 and 3,000,000 Cypress Development common shares, to purchase 100% of the Company's Clayton Valley lithium project.  The Company received US$50,000 of the US$1.1 million on signing the Agreement.  The closing remains subject to the customary approvals and closing conditions for such a transaction.

The Agreement has been unanimously approved by our board of directors who recommend that our shareholders vote in favour of the Agreement.  The Agreement has also been unanimously approved by the board of directors of Cypress Development.

Full details of the transaction will be included in the proxy statement of the Company that is expected to be mailed to our shareholders in March, 2022.  The transaction will be subject to the approval of our shareholders, which we will be seeking to obtain at a special meeting expected to be held on or around the end of April, 2022.

Also on February 23, 2022, the Company issued 113,388 common shares at US$0.02 per share from the exercise of 113,388 stock options.

All stock options are being exercised by a third party who is neither an officer or director of the Company.  No commissions or placement fees have been paid relating to the funds received from this stock option exercise.

The 113,388 shares issued pursuant to the exercise of stock options were issued to a U.S. resident pursuant to Rule 506 and/or section 4(a)(2) of the United States Securities Act of 1933.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure

On February 24, 2022, Enertopia Corp. issued a news release, attached as Exhibit 99.1 announcing the entry into a definitive purchase and sale agreement with cypress Development Corp. and Cypress Holdings (Nevada) Ltd.

Item 9.01	Financial Statements and Exhibits

10.1	Purchase and Sale Agreement dated February 23, 2022

99.1	Press Release dated February 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

February 25, 2022